Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This amendment (“Amendment”) is entered into as of October 31, 2014 (the “Amendment Date”), by and between AmREIT, Inc., a Maryland corporation (the “Company”) and Chad C. Braun (“Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated March 29, 2011 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein effective as of the Amendment Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Amendment, and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Definitions.  The capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Employment Agreement.

2.           Amendment.  The Company and Executive agree that the Employment Agreement shall be amended in the manner set forth below:

(i)            The first sentence of Section 1 of the Employment Agreement is amended by deleting “December 31, 2012” and replacing it with “March 29, 2017.”

(ii)           The language before the full colon of Section 6a of the Employment Agreement is amended and restated in its entirety to read as follows:

(a)            For purposes of this Agreement, unless otherwise determined by the Board prior to the occurrence of any transaction or event that would otherwise constitute a “Change of Control,” a “Change of Control” of the Company shall be deemed to have occurred at such time as:

(iii)           Section 6b of the Employment Agreement is amended by deleting the last full paragraph thereof.

3.           Ratification; Conflict.  Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall control.

4.           Counterparts.  This Amendment may be signed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

5.           Governing Law.  This Amendment shall be governed by the laws of the State of Texas, without regard to its conflicts of laws principles.

[Signature page to follow.]

IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment as of the Amendment Date above.

AmREIT, Inc.			EXECUTIVE

By:	/s/ H. Kerr Taylor		By:	/s/ Chad C. Braun
	Name:	H. Kerr Taylor		Name:	Chad C. Braun
	Title:	President & Chief Executive Officer